 Tompkins Financial Corporation 8-K

EXHIBIT 99.2

For more information contact:

 Stephen S. Romaine, President & CEO Francis
M. Fetsko, Executive VP, CFO & COO Tompkins
Financial Corporation (888) 503-5753

For Immediate Release

Friday, January 29, 2021

Tompkins Financial Corporation Reports Cash Dividend

ITHACA, NY - Tompkins Financial Corporation (NYSE American: TMP)

Tompkins Financial Corporation announced today that its Board of Directors approved payment of a regular quarterly cash dividend of $0.54 per share, payable on February 16, 2021, to common shareholders of record on February 9, 2021. The current dividend represents a 3.8% increase over the $0.52 cash dividend paid in the first quarter of 2020.

Tompkins Financial Corporation is a financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Trust Company, Tompkins Bank of Castile, Tompkins Mahopac Bank, Tompkins VIST Bank, Tompkins Insurance Agencies, Inc., and offers wealth management services through Tompkins Financial Advisors. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.